UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): November 12, 2009

THE JONES FINANCIAL COMPANIES, L.L.L.P.

(Exact Name of Registrant as Specified in Charter)

Missouri	0-16633	43-1450818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12555 Manchester Road, Des Peres, Missouri	63131-3729
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(314) 515-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

            On November 12, 2009, Edward D. Jones & Co., L.P. (“Edward Jones”), the principal operating subsidiary of The Jones Financial Companies, L.L.L.P. (the “Partnership”), completed its previously announced sale of the issued and outstanding shares of its United Kingdom (“U.K.”) subsidiary, Edward Jones Limited (“EDJ Limited”), to Towry Law Finance Company Limited (“Towry”) pursuant to a Share Purchase Agreement (the “Purchase Agreement”) dated October 22, 2009.  In connection with the closing, Towry acquired all of the EDJ Limited client accounts as well as its financial advisors, branch office administrators and home office associates, in each case as of closing.

            As a result of the completion of the sale, Edward Jones expects to receive approximately £6.1 million (approximately $10.0 million), attributable to EDJ Limited's net assets in excess of £36.0 million (approximately $60.0 million).  Of this amount, approximately £5.1 million (approximately $8.3 million) has already been received by Edward Jones, based on an estimated net asset calculation, and approximately £1.0 million (approximately $1.7 million) is expected to be received upon finalization of the closing date balance sheet, which is anticipated to be completed by the end of the fourth quarter of 2009.   In addition, Towry is obligated to make a payment of £5.0 million (approximately $8.0 million) to Edward Jones on the one-year anniversary of closing.  Edward Jones may receive additional payments based on any utilization of tax loss carry-forwards by Towry during the 12-year period following closing.  Edward Jones has also agreed to provide certain transition services to Towry for up to nine months following the closing of the transaction and will be compensated by Towry for those services.

            The foregoing description of the closing of the transactions contemplated by the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K dated October 22, 2009 and filed on October 23, 2009, and is incorporated herein by reference.

            Certain statements in this Form 8-K are “forward-looking statements” within the meaning of U.S. federal securities laws.  The Partnership intends that these statements be covered by the safe harbors created under these laws.  These forward-looking statements include, but are not limited to, statements about the Partnership’s expectations regarding the timing and receipt of certain payments following closing.  These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements.  Important factors that could cause actual results to differ materially from the information set forth in these forward-looking statements include the ability of Towry to make a £5.0 million payment on the one-year anniversary of the closing and/or to utilize the tax loss carry-forwards following closing, among other factors and events.  Many of these factors and events are beyond the Partnership’s ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements, which only speak as of the date of this Form 8-K.  The Partnership does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

Item 9.01.  Financial Statements and Exhibits.

(b)               Pro Forma Financial Statements

The following unaudited pro forma consolidated financial statements of the Partnership are filed as Exhibit 99.1 and are incorporated herein by reference:

           (i)       Unaudited Pro Forma Consolidated Statement of Financial Condition at September 25, 2009;
           (ii)      Unaudited Pro Forma Consolidated Statements of Income for the nine months ended September 25, 2009 and September 26, 2008;
           (iii)     Unaudited Pro Forma Consolidated Statements of Income for the years ended December 31, 2008, 2007 and 2006; and
           (iv)     Notes to Unaudited Pro Forma Consolidated Financial Statements.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES FINANCIAL COMPANIES, L.L.L.P.

Date: November 18, 2009	By:	/s/ Kevin D. Bastien
	Name:	Kevin D. Bastien
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

99.1	Unaudited pro forma consolidated financial statements of The Jones Financial Companies, L.L.L.P.